                                                                     Exhibit 5.1
                             LURIO & ASSOCIATES, P.C.

                                ATTORNEYS AT LAW
                               ONE COMMERCE SQUARE
                               2005 MARKET STREET
                                   SUITE 2340
                           PHILADELPHIA, PA 19103-7015
                               TEL 215 / 665-9300
                               FAX 215 / 665-8582
                                ----------------
DOUGLAS M. LURIO**                                 NEW JERSEY OFFICE
MARGARET SHERRY LURIO*                             3 SOUTH HADDON AVENUE
KEVIN M. RULIS                                     HADDONFIELD, NEW JERSEY 08033
                                                   TEL. (856) 216-2206





**MEMBER PENNSYLVANIA & FLORIDA BARS
*MEMBER PENNSYLVANIA & NEW JERSEY BARS


                                October 30, 2000


USA Technologies, Inc.
200 Plant Avenue
Wayne, PA 19087
Attn: Mr. George R. Jensen, Jr., Chief Executive Officer

                   Re: USA Technologies, Inc. -
                       Registration Statement on Form SB-2
                       -----------------------------------

Dear Mr. Jensen:

         We have acted as counsel to USA Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with a Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Registration Statement covers 16,691,997 shares of Common Stock ("Common Stock") which is either currently outstanding, issuable upon exercise of warrants, issuable upon exercise of options, or issuable upon conversion of outstanding senior notes.

         In rendering this opinion, we have examined (i) the Articles of Incorporation, as amended, and By-Laws of the Company; (ii) the resolutions of the Board of Directors evidencing the corporate proceedings taken by the Company to authorize the issuance of the Common Stock pursuant to the Registration Statement; (iii) the Registration Statement (including all exhibits thereto); and (iv) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

         In rendering the opinion expressed below, we assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that when resold as contemplated by the Registration Statement, and subject to effectiveness of the Registration Statement and compliance with applicable state securities laws, the Common Stock when issued will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to references made to this firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and all amendments thereto.

                                   Sincerely,



                                   /s/  LURIO & ASSOCIATES, P.C.
                                   ---------------------------------
                                        LURIO & ASSOCIATES, P.C.